Exhibit 23.1

                        [Letterhead of BDO Seidman, LLP]


June 14, 2002



P & F Industries, Inc.
300 Smith Street
Farmingdale, NY 11735


We hereby consent to the incorporation by reference in the Registration Statement of our report dated March 15, 2002, relating to the consolidated financial statements and schedule of P & F Industries, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York

June 14, 2002